Exhibit 10.2

Employment Agreement

Party A:

Registered Address:

Party B:	Gender:	ID Card No.:

Residential Address:

Emergency Contact:		Contact No.:

In accordance with the provisions of the Labor Contract Law of the People’s Republic of China, Party A and Party B enter into this Agreement on the basis of equality, voluntariness and mutual agreement to specify the rights and obligations of the Parties for mutual compliance.

Article 1 Term of Employment Agreement

1.1	From (Date) to (Date);

1.2	The probation period is from (Date) to (Date).

Article 2 Work Scope and Location

Party B will be assigned to work at the position of          according to needs of Party A and Party B’s ability;

2.1

Party A sets forth the job description and the quality control standards, with which Party B shall comply. Party B shall follow the job arrangement and be in strict compliance with the employees handbook;

2.2

Where Party B is not suitable for or competent with his/her job, Party A has the right to determine the need of providing Party B with training or adjusting his/her position. If Party B remains incompetent in his/her job after training or new position, Party A has the right to terminate this Employment Agreement;

2.3	Party A may temporarily adjust or arrange Party B’s position according to the needs, which shall be complied with by Party B;

2.4

The principal place of work under this Agreement shall be: Shanghai, in which Party B has confirmed. Party B understands and agrees that, due to the nature of work, Party A may appoint Party B to work temporarily at other places;

2.5	Party B is entitled to paid holidays which include marriage leave, bereavement leave, maternity leave as stipulated by the State.

Article 3    Work Place, During the employment with Party A, Party B shall perform his/her duties in the following places according to Party A’s arrangement:

(1) the place where Party A’s headquarters is located;

(2) the place where the wholly-owned subsidiary to which Party A is affiliated or the joint company at which Party A participates is located;

(3) the place where Party A’s domestic institution or overseas institution is located;

(4) the place where Party B shall travel to provide services.

Article 4    Party B’s job responsibilities and work matters shall be determined by Party A according to Party B’s duties or position, Party B’s competence and Party A’s needs.

Article 5    Party B shall cooperate when Party A requires him/her to work overtime according to the needs of work, except for the event of force majeure.

Article 6 Working Hours and Leaves

6.1	According to the needs of work, the Parties agree that item working hours system in the following will apply to Party B.

1.	Standard working hours, which is 8 working hours a day, from 9:00 to 12:00 and from 13:00 to 18:00, and the lunch period is from 12:00 to 13:00.

2.	Flexible working hours.

3.	Comprehensive working hours.

6.2	Party A shall agree with Party B’ entitlement to the statutory holidays according to the applicable regulations.

Article 7 Remuneration

7.1

The level of Party B’s salary is level          grade          as set out in the Classification of Grade Level, and the base salary and allowance of Party B during the probation period shall be 80% of the said standard.

7.2

Party A will pay the salary of the previous month on the 5th of each month. If the date on which salary is paid is a weekend or holiday, Party A shall pay the same two days in advance or within two days thereafter.

Article 8    Social Insurances and Labor Protection: Both Party A and Party B shall join and pay for the social insurances according to the national and government regulations on the social insurances.

Article 9    Labor Protection, Working Conditions and Protection Against Occupational Hazards: Party A shall provide Party B with a workplace that meets the work safety and health standard of national regulations, to ensure that Party B works in an environment that is appropriate to the nature of his/her job.

Article 10    Amendment to this Agreement

10.1	In the events of the followings, Party A and Party B shall amend this Agreement and comply with the amendment procedure without delay:

1.	Without prejudice to the interest of the State, the collective and others, Party A and Party B reach agreement through negotiation;

2.	The laws, regulations or rules on which this Contract is based have changed, affecting the continuous performance of this Agreement;

3.	The objective situation on which this Employment Agreement was based has significantly changed, and Party A has reached agreement with Party B through negotiation;

4.

The occurrence of the earthquake, typhoon, flood, fire, war, strike and other unforeseeable force majeure events of which the occurrence and consequences are unpreventable or unavoidable, affecting the performance of relevant provisions hereof;

5.	Other circumstances provided by laws and regulations.

10.2

In case of merger or spin-off of Party A, the successor of rights and obligations hereunder is not required to enter into a new employment agreement with Party B and the original employment agreement shall continue to be effective.

10.3

If Party A conducts economic redundancy, strategic adjustment of its industry or any force majeure event occurs, rendering it impossible for Party A and Party B to continue the performance hereof, Party A and Party B shall negotiate to amend this Agreement.

Article 11 Termination of this Agreement

11.1	Upon mutual agreement through negotiations by the Parties, this Agreement may be terminated.

11.2	Party A shall be entitled to terminate this Agreement if:

1.	Party B is proved to be incompetent during the probation period, including but not limited to the followings:

1)	failing in the monthly performance appraisal twice cumulatively during the probation period;

2)	being late for work twice or more (inclusive) cumulatively during the probation period;

2.	Party B seriously violates the rules of Party A as follows:

1)	Party B receives the Confirmation of Disciplinary Action three times cumulatively during the term hereof;

2)	Being late for work more than three times (inclusive) cumulatively during the term hereof;

3)	Taking early leave more than three times (inclusive) cumulatively during the term hereof;

4)	Being absent from work without permission twice or more (inclusive) cumulatively during the term hereof;

5)	Party B fails in the monthly performance appraisal twice or more (inclusive) cumulatively during the term hereof;

6)	Party B commits serious dereliction of duty, misconduct, corruption, theft or malpractice, causing significant damage to and adverse impact on the interest of Party A;

7)

All materials and documents of Party A obtained by Party B during the course of his/her performance of duties or those relating to the obligations to Party A or its affiliates are the properties of Party A, while Party B refuses to return such materials and documents as required by Party A;

8)	Party B refuses to follow the ordinary work adjustment made by Party A and does not follow the arrangement made by his/her supervisor;

9)	Party B gathers people to make troubles, causing interruption of the ordinary order of work;

10)

Party B forges any official document of Party A or any of its affiliates, or cause loss of any important official document without prompt report, or causing leak of the trade secrets of Party A or any of its affiliates;

11)	Party B solicits business for personal interest under the name of Party A or any of its affiliates;

12)	Party B illegally accepts bribes or kickback, or uses any improper means for personal interest;

13)	Party B uses the name of Party A or any of its affiliates to bluff, causing reputation or economic losses to Party A or any of its affiliates, the amount of which is more than RMB1,000;

14)	Party B forges, produces or stamps without authorization the company seal, contract seal, legal representative’s seal, financial seal and other particular seals of Party A or any of its affiliates;

15)

Party B commits serious dereliction of duty, misconduct, corruption, theft or malpractice, causing significant damages (the amount of economic loss exceeds RMB1,000) to the interest of and serious adverse influence to the reputation of Party A or any of its affiliates;

16)	Party B enters into employment relationship with any other employer at the same time, or provides part-time services without Party A’s consent, or refuses to rectify as required by Party A;

17)	Party B causes any loss to Party A or any of its affiliates in an amount exceeding RMB1,000;

18)	Party B provides Party A with false information, including without limitation, education certificates and professional certificates.

3.

Party B through the means of fraud, coercion or taking advantage of the unfavorable position of Party A to have Party A execute or modify this Agreement against its true intention, which renders this Agreement invalid;

4.	Party B is prosecuted for criminal offence pursuant to law, or is subject to the punishment of administrative or criminal detention;

5.	Other serious violations of Party A’s rules.

11.3	Party A may cancel this Employment Agreement by a 30-day written notice to Party B if:

1.

Party B is sick or suffers from non-work related injury and is unable to resume his/her position before illness or injury or unwilling to engage in other position otherwise arranged by Party A upon the completion of the specified medical treatment period;

2.	Party B is incompetent in his/her position and fails to be competent in his/her position after training or re-position to another position;

3.

The objective conditions based on which this Agreement was signed have undergone material changes, which results in the impossibility to perform this Agreement, and the Parties fail to reach an agreement in respect of modification to this Agreement through negotiation.

11.4

During the probation period, if Party B intends to termination this Employment Agreement, he/she shall give a 3 days written notice . Upon the expiry of the probation period, if Party B intends to terminate this Employment Agreement, he/she shall give a 30 days written notice.

Article 12 Termination of this Agreement

12.1	This Agreement will be automatically terminated if:

1.	This Employment Agreement expires;

2.	Party B starts to receive basic pension according to law;

3.	Party B becomes deceased or legally declared to be dead or missing by the court;

4.	Party A is declared bankrupt according to law;

5.	Party A’s business license is revoked, or Party A is ordered to close down or deregister the company, or decides to dissolve the company early; or

6.	Any other circumstance provided by laws and administrative regulations occurs.

Article 13 Labor Discipline

13.1	Party B shall abide by the national laws, regulations and social morality and maintain the company’s reputation.

13.2

Party A shall improve various rules and regulations and labor discipline in accordance with relevant national regulations. Party B shall comply with the company’s disciplinary rules and various rules and regulations, as well as labor safety and health and job specifications; shall protect Party A’s properties and abide by the professional ethnics; and proactively participate in the training organized by Party A to improve his/her person quality.

13.3

If Party B breaches the rules and regulations or the labor disciplinary rules, Party A is entitled to take disciplinary action or terminate this Employment Agreement according to the laws, regulations and rules.

13.4

During the performance hereof, Party A may develop new rules and regulations or amend its current rules and regulations according to the relevant national rules. Such rules and regulations shall be legally binding on Party B upon notification to Party B.

Article 14 Post-contract Obligations

14.1	Upon the cancellation or termination hereof, Party B shall perform the following obligations:

1.

If this Employment Agreement is canceled or terminated for any reason, Party B shall comply with the termination procedure in accordance with the procedures required by Party A and comply with the handover procedures with the person designated by Party A;

2.	Party B shall return all office supplies, documents, equipment and other tangible or intangible assets in possession of Party B to Party A in good condition;

3.	Party B shall return any carrier that carries important information of Party A to Party A in complete status;

4.	Party B shall assist Party A to clear any creditor’s rights or debts arising out of the course of business incurred by Party B;

5.	Party B shall comply with and complete the termination procedures required by Party A;

6.	Others: Party B shall settle incomplete matters which he/she is responsible for.

14.2	Upon cancellation or termination of this Agreement, Party A shall comply with the following obligations:

1.	Party A shall complete the procedure of termination of employment for Party B.

2.	Party A shall complete the procedure of transferring or closing Party B’s social insurances and housing provident fund accounts within 15 days from the termination of employment relationship.

3.

Party A needs to make payment of economic compensation to Party B if Party B meets the statutory circumstances, which shall be paid after the completion of all procedures for termination of employment by Party B. If Party B fails to perform the obligations above and conduct the handover procedure as required, Party A may suspend the payment of economic compensation, and if Party A suffers any loss therefrom, Party A shall be entitled to recover the same from Party B.

14.3

If Party B terminates the employment without notice, or is missing, or fails to perform the obligations as required, rendering Party A impossible to or delay the procedure for termination of employment, Party B hereby irrecoverably acknowledges that he/she is at fault and will assume the relevant liability.

Article 15 Liability for Breach

15.1	Any breach shall be offered the opportunity of rectification first and either Party is obligated to conduct such rectification.

15.2

If this Agreement is canceled according to Article 11.2, Party A will record the event in Party B’s file, and if Party A suffers any loss therefrom, Party A is entitled to recover the same from Party B.

15.3

If Party B breaches any labor discipline, rules and regulations or the provisions hereof on the labor discipline, rules and regulations, Party A shall have the right to hold Party B liable under the labor discipline, rules and regulations and the provisions hereof, and to recover the losses therefrom (if any) Party B.

15.4

In the event Party B breaches the provisions hereof rendering the termination of this Employment Agreement, or breaches the confidentiality obligations or non-competition provisions set out herein and in the schedules hereto, causing losses to Party A, Party B shall assume the liability for making compensation.

15.5

In the event Party B owns any money to Party A, or breaches the provisions hereof rendering the termination of this Employment Agreement , or causes any economic loss to Party A due to any other reason, for which Party B shall be liable for making compensation according to the laws and regulations and this Agreement, Party A shall have the right to deduct the same from (including without limitation) the salary, bonus and allowance, subsidy and economic compensation of Party B, provided that such deduction complies with the laws and regulations; if it is insufficient for cover the losses, Party A may recover the rest from Party B.

Article 16 Miscellaneous

16.1

During the performance hereof, if this Agreement or certain provisions of any document executed based on this Agreement are invalid due to changes in laws and regulations or related policies, the remaining terms of this Agreement shall remain effective and legally binding on both Parties.

16.2

Party B acknowledges that he/she has read and acknowledged the content of Party A’s rules and regulations when signing this Agreement, and warrants to comply with such rules and regulations during the performance hereof.

16.3

Where Party A provides training to Party B at the cost of Party A, the Parties shall separately sign a Training/Education Agreement. If this Employment Agreement is terminated early due to the cause of Party B, Party B shall compensate Party A for such training costs as set out therein.

16.4	Party B is required to deliver the following documents to Party A within three working days from his/her commencement of work, including without limitation:

1.

Copies of ID card and household register, employee registration form, photos, form of transfer of relationship with an organization, labor handbook, notice of employment termination or separation certificate, relevant supporting documents for storage of files, and information of social insurances and other related accounts.

2.	Based on Party B’s personal situations, Party B shall deliver the materials as notified by Party A.

16.5

Party B undertakes that he/she is in good health condition, and shall take physical examination in the hospital designated by Party A and submit the physical examination report, indicating that all indicator examined falls in the normal range.

Under special circumstances, Party B may submit the physical examination report within 15 days after being on board. If Party B fails to submit the physical examination report on time or some indicators on the physical examination report are beyond the normal range, Party A shall have the right to terminate this Employment Agreement.

16.6

Party B is obligated to assist Party A to go through the legal employment procedure and related matters, and to deliver the executed employment agreement to Party A. If Party A is unable to go through such procedure and related matters due to any reason attributable to Party B, Party B shall be held liable therefor. Party B acknowledges that if Party A is unable to directly deliver certain documents to Party B (including without limitation, Party B refusing to receive such documents or the missing of Party B), the residential address of Party B set out herein shall be the contact address for delivering such documents to Party B by Party A.

16.7

If Party B’s personal information (including without limitation, residential address) changes, Party B shall notify Party A in writing within 10 days, and obtain and properly keep the acknowledgment of receipt of such notice from Party A, which shall be taken as an evidence therefor. The Parties shall thereby amend the content hereof.

16.8	All consequences arising from the failure of Party B to provide materials and updated information on a timely basis shall be assumed by Party B.

16.9

Party B agrees that, if Party B cannot be reached (including but not limited to, Party B being hospitalized due to illness and loss of personal freedom), the “emergency contact” set out at the beginning of this Agreement will be taken as the representative of Party B, who will have the authority to conduct settlement and mediation, receive and sign relevant documents on behalf of Party B.

16.10	The employment relationship of Party B with Party A may be transferred to any branch or subsidiary of the group to which Party A is affiliated according to the needs.

16.11	This Employment Agreement shall be made in two copies, with Party A and Party B each holding one copy, both of which shall have the same legal effect.

16.12	This Agreement will come into force upon signing and affixing the seals by the legal representative (or authorized representative) of Party A and by Party B personally.

16.13	The Employee Handbook of Party A will be taken as an appendix hereto, which shall have the same legal effect of this Agreement.

16.14

Party B has agreed to the relevant provisions of the Agreement on Confidential Information, Transfer of Inventions, Non-competition and Non-solicitation, which will be taken as a schedule hereto and shall have the same legal effect of this Agreement.

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Party A (seal):	Party B (signature):

Authorized Representative:

Date:	Date:

Agreement on Confidential Information, Invention Transfer, Non-competition and Non-solicitation

Party A:

Party B:

ID No.:

This Agreement on Confidential Information, Invention Transfer, Non-competition and Non-solicitation (“Agreement”) shall take effect upon signing of the Employment Agreement between Party A (“Company”), a limited liability company established and existing under the laws of the People’s Republic of China (“China”), and the individual (“Employee”) who signs at the end of the Agreement. Except as otherwise required by the context, the term “Company” in this Agreement shall also include all subsidiaries, parent companies or affiliates of the Company.

The Employee acknowledges that the Company’s employment of him/her establishes a trust relationship between the Employee and the Company with respect to all confidential information of the Company (as defined below). As a consideration and a condition of employment and payment of salaries and benefits by the Company (the adequacy of which has been confirmed here), the Employee agrees to the following terms:

1. Confidential Information

(a) Confidentiality. Except as otherwise provided in this Agreement, the Employee agrees that during and after the employment with the Company, he/she (i) shall keep confidential of all confidential information (as defined below) and shall not directly or indirectly use, reveal, make public or disclose in other ways or allow other parties to disclose any aspect of the confidential information without prior written consent of the Company; (ii) shall not take any action or behavior that is reasonable or foreseeable to affect the confidentiality or exclusivity of the confidential information; and (iii) shall follow suggestions of the confidential information proposed by the Board of Directors, Company’s management or Supervisors at times. “Confidential Information” includes, but not limited to, the Company’s inventions (as defined in Article 3(b) below), trade secrets, confidential information, knowledge or data, or any of the Company’s clients, customers, consultants, shareholders, licensees, licensors, suppliers or affiliates, including but not limited to business plans, records and transactions; profiles and the list of clients; special customer matters; sales practices; methods and techniques; sales concepts, strategies and plans; source of goods and suppliers; special business relationships with suppliers, agents and brokers; promotional materials and information; financial matters; merger; acquisition; equipment, technology and process; selective human resources affairs; invention; improvement; product specifications; process; pricing information; intellectual property; exclusive knowledge; technical data; software programs; algorithms; operating and production costs; process; designs; formulation; creativity; plans; devices; materials; and other similar confidential matters that may be produced, obtained or otherwise acquired or contacted by the Employee during his/her employment with the Company (whether occurring before or after the effective date of this Agreement). All confidential information and physical materials containing confidential information are the exclusive property of the Company. The Employee agrees that the Company is not obligated to pay any compensation for any of the Employees’ obligations under this Article 1.

(b) Limitations. The Employee is not obligated under this Agreement to keep the following information confidential; (i) information in the public domain at the time of disclosure; (ii) information, although initially confidential, entering into the public domain thereafter not because the Employee violates the obligations under this Agreement or confidentiality obligations of any other individual or entity; or (iii) information that was known to the Employee before the Company made any disclosure to him/her as demonstrated by documented evidences.

(c) Former employer information. The Employee agrees that in the period of his/her employment he/she has not and shall not: (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other individual or entity (the Employee ever reached an agreement with such individual or entity or is obligated for such individual or entity to keep confidentiality of the information obtained, if any), (ii) bring any documents, or confidential or proprietary information of the above employer, individual or entity to the Company premises unless agreed in writing by the above employer, individual or entity. In the event of any claims, liabilities, damages and expenses, including reasonable counsel fees and legal costs, arising out of or relating to the violation of the foregoing provisions, the Employee shall compensate the Company for such claims, liabilities, damages and expenses and protect the Company from damages.

(d) Third party information. The Employee recognizes that the Company may have received or will receive third parties’ confidential or proprietary information and the Company is obligated to keep such information confidential and use it only for limited purposes. The Employee agrees that he/she is obligated to the Company and such third parties during and after the termination of the employment with the Company that such confidential and proprietary information shall be kept strictly confidential, such information shall not be disclosed to any individual or organization, and such information shall be used in ways of and for the limited purposes of using the information specified in the agreement reached between the Company and the third parties.

(e) Conflict activities. During employment with the Company, the Employee shall not serve as an employee or a consultant of any other organizations or carry out any other activities that conflict with the Employee’s obligations to the Company without the prior written consent of the Company.

2. Return of Confidential Materials

Where the Employee terminates the employment relationship with the Company for any reason, the Employee agrees to immediately submit and deliver to the Company any records, materials, equipment, drawings, documents and data of any nature related to the confidential information or the Employee’s working tasks. The Employee shall not retain or carry with him/her the tangible materials or electronically stored data containing any confidential information or related to the confidential information that are produced, obtained, or accessed during the employment with the Company.

3. Invention

(a) Retention and licensing of inventions. The Employee provides in Schedule 1 a catalogue of all inventions, discoveries, ideas, original works, developments, improvements, technical methods, know-how and trade secrets (collectively referred to as “pre-employment inventions”) which were made prior to the employment with the Company and belong to the Employee, are related to the Company’s intended businesses, products or R&Ds, but have not been transferred to the Company.

The Employee’s failure to provide the above-mentioned catalogue means he/she declares that there is no pre-employment invention. Where during the employment with the Company, the Employee applies a pre-employment invention owned or the rights of which owned by him/her to a Company’s product, process or machine, the Company is therefore granted and shall obtain a non-exclusive, royalty-free, irrevocable and permanent license that is valid worldwide. Under this license, the Company may take such pre-employment invention as part of such products, processes or machines, or manufacture, entrust others to manufacture, modify, use and sell such pre-employment invention in conjunction with such products, processes or machines.

(b) Transfer of invention. The Employee hereby acknowledges and agrees that for all inventions, discoveries, ideas, designs, copyrightable works, original works, developments, improvements, concepts, technical methods, know-how, trade secrets and other productions or projects containing any intellectual property right of the Employee, whether patentable or may be registered under the laws of any country, whether can be put into practice or fabricated or imagined by the Employee, whether completed by the Employee alone or conceived and completed together with others (a) during the employment of the Employee that are: (i) in any way related to the Company’s foreseeable businesses, works, R&Ds; or (ii) completed by the Employee partly or entirely during the Employee’s working hours or with the Company’s equipment, materials, facilities, or confidential information; or (iii) resulted from the assignment of the Company to the Employee, or the Employee’s performance of his/her work or duties, and (b) all of the above-mentioned inventions (hereinafter collectively referred to as “inventions”) related to any of the Employee’s activities during the employment with the Company within one (1) year after termination of the Employee’s employment relationship with the Company, the Company is entitled to full, absolute and exclusive rights, proprietorship and interests. The Employee hereby transfers any rights, proprietorship or interests in any invention (if any) to the Company. Where the Employee fails to transfer the rights, proprietorship or interests in such inventions to the Company, the Employee hereby grants the Company an exclusive, royalty-free, transferable, irrevocable license that is applicable worldwide (including the right to re-license of multi-layer sublicense), under which the Company may execute such non-transferable rights, proprietorship or interests. Where the Employee fails to transfer the rights, proprietorship or interests of such invention to the Company, nor grant the Company a license, the Employee hereby irrevocably waives the right to make a claim against the Company or any successor of the Company with respect to such non-transferable or non-licensable rights, proprietorship or interests and agrees that such claim will never be filed.

(c) Disclosure and record of the invention. For any invention, the Employee agrees that (i) whether the Employee believes that the invention under this Agreement shall be protected by the Chinese Patent Law, the Chinese Copyright Law or other laws and regulations, in order to protect the Company’s rights under this Agreement, the Employee shall immediately disclose the invention in secret written form to his/her direct supervisor in the Company and send the disclosure document to the Chairman of the Company; and (ii) upon the request of the Company, the Employee shall immediately sign a written invention transfer agreement to transfer the proprietorship related to the invention to the Company and treat the invention confidential. The Employee agrees to keep up-to-date and complete written records of all inventions with his/her signature on the records during the employment with the Company. Such records shall be in the form of notes, sketches, drawings and other formats or forms as may be specified by the Company at times. Such records are accessible to the Company and are always exclusively owned by the Company.

(d) Patent and copyright registration. The Employee agrees to assist the Company or its designee in obtaining the Company’s rights of invention as well as all copyright, patent, integrated circuit layout design rights or other intellectual property rights related to the invention in any and all countries in any proper manners, including disclosing to the Company all relevant information and data, and signing all applications, instructions, declarations, transfer agreements, and all documents that the Company considers necessary to apply for and obtain the above rights, transfer to the Company, its successors, assignees or designees the exclusive rights, proprietorship and interests of the above invention, and all relevant copyright, patent, integrated circuit layout design rights or other intellectual property rights, but all costs associated with it are borne by the Company. The Employee further agrees that the obligation of signing or entrusting others to sign any of the above documents within the scope of having the right to entrust others to sign shall be effective after the termination of this Agreement. Where the Company applies for patent or copyright registration in China or other countries with respect to the invention or original work assigned to the Company in accordance with the above Articles, the Employee hereby irrevocably designates and appoints the Company and its duly authorized senior staff and agents as his/her agent or representative to sign any of the above applications and take all other legally permitted actions on behalf of him/her to facilitate the filing and issuance of patent certificates or copyright registrations for inventions or original works. The above agent’s act of agency is as effective as the Employee himself/herself.

(e) Reward, remuneration and other rights. The Employee hereby agrees that the Company may reward the Employee for his/her invention in accordance with the Company’s incentive policy. The Employee understands that such reward and the remuneration paid by the Company under the Employment Agreement entered into between the Company and the Employee represents the entirety of the rewards and remuneration that the employee is entitled to for the invention (including but not limited to “reward” and “reasonable remuneration” provided in Article 16 of the Patent Law of the People’s Republic of China). The Employee hereby irrevocably waives the right to require the Company to pay any other reward or remuneration for any invention, whether or not the Company implements or licenses the invention, or whether the Company obtains profits, royalties or license fees from such inventions. The Employee hereby irrevocably waives any remaining rights (including but not limited to the priority set forth in the Chinese Contract Law) that the Employee may have in the invention when the Company sells, transfers or otherwise disposes the invention.

4. Non-competition Obligations

Whereas the Employee will be exposed to the confidential information of the Company (or the entities in close cooperation with the Company) and the Employee’s work involves the trade secrets of the Company (or the entities in close cooperation with the Company), the Employee agrees to perform the obligations under this Article and confirms that such obligations are applicable to him/her in accordance with applicable laws and regulations (including but not limited to the Labor Contract Law of the People’s Republic of China). The Employee agrees not to directly or indirectly participate as an employee, consultant or other roles in the development, operation or sale of the technology or product-related businesses (including the Employee’s own business) that are the same as or similar to those businesses that the Company develops, operates or sells, nor engage in other services that are the same as or similar to those of the Company (or the entities in close cooperation with the Company), nor participate directly or indirectly in the long-term rental business as an employee, consultant or other roles. The Company agrees to pay the Employee the statutory non-competition compensation in accordance with the applicable laws at the time of termination or expiration of this Agreement. Where the applicable law does not stipulate the minimum non-competition compensation then, the two parties hereby agree that 20% of the monthly basic salary (excluding bonus) before the Employee’s termination of the employment shall be the monthly non-competition compensation.

The Employee agrees to submit to the Company all supporting materials required by the Company (including but not limited to the employment certificate issued by the new employer) to verify his eligibility to receive such non-competition compensation. On the Company’s satisfaction with the certification materials, the non-competition compensation will be paid to the Employee on a monthly basis during the non-competition period (24 months). Where the Employee violates the non-competition obligations of this Article, he/she hereby agrees to pay damages to the Company in an amount equivalent to 48 months of the monthly non-competition compensation. Where the damages are insufficient to fully cover the losses suffered by the Company, the Employee agrees to compensate the Company for the remaining of the losses caused to the Company. This Article does not in any way limit other remedies available to the Company under the applicable laws or contract.

The Employee agrees that the company has the right, at its sole discretion, to choose to pay the statutory compensation for the Employee’s non-competition obligation or to exempt the Employee from such obligations. Where a court of competent jurisdiction or a legally constituted arbitral tribunal determines that any provision of this Article is unenforceable due to its long duration, the broad geographic coverage or the extensive scope of the activities covered, the provisions shall be interpreted as valid for the longest duration, the broadest geographic coverage, or the most extensive scope of activities within the executable range.

5. Non-solicitation Obligations

The Employee agrees that during the employment with the Company and within two (2) years after the termination of the Employee’s employment relationship with the Company, either for the Employee him/herself or for any other person or entity, the Employee shall not (i) directly or indirectly tempt, prevail on, encourage any employee of the Company to leave the Company, or hire, employ the Company’s employees, or attempt to tempt, prevail on, encourage any employee of the Company to leave the Company, or attempt to hire, employ the Company’s employees; or (ii) directly or indirectly solicit the businesses from any clients or customers of the Company (except on behalf of the Company), or directly or indirectly lobby or influence clients or customers of the Company to restrict or cancel businesses with the Company. The Employee hereby agrees that the Company shall not pay additional consideration to the Employee for the non-solicitation obligations.

6. Remedies of Breach

The Employee hereby confirms that the Employee’s obligations set forth in this Agreement are reasonable and necessary to protect the legitimate interests of the Company. Where the Employee violates this Agreement, the Employee agrees to indemnify the Company for all incurred losses. The Employee acknowledges that any violation of this Agreement may cause significant and irreparable damages to the Company, so that the financial compensation is not enough to constitute adequate remedies for the Company. Therefore, where the Company reasonably believes that breach of this Agreement has occurred or is likely to occur, the Company, on top of other remedies available to it, is also entitled to obtaining restraining orders and other similar remedies to enforce the provisions of this Agreement.

7. Validity of Agreement

Where a court of competent jurisdiction or a legally constituted arbitral tribunal determines that any provision of this Article is unenforceable due to its long duration, the broad geographic coverage or the extensive scope of the activities covered, the provisions shall be interpreted as valid for the longest duration, the broadest geographic coverage, or the most extensive scope of activities within the executable range.

8. Notification to New Employer

Where this Employment Contract terminates, the Employee hereby agrees and undertakes to notify the new employer of the rights and obligations of the Employee under this Agreement and agrees that the Company will notify the Employee’s new employer of the rights and obligations of the Employee under this Agreement.

9. Warranties and Covenants

The Employee agrees to sign any other relevant documents in order to perform or demonstrate compliance with the terms of this Agreement. The Employee undertakes that he/she will perform in accordance with all the terms of this Agreement and as an employee of the Company, will not violate any confidentiality agreement involving proprietary information obtained by the Employee in a confidential manner or based on trust before being employed by the Company. The Employee warrants that no oral or written agreement that conflicts with this Agreement has been reached and the Employee agrees that no such agreement shall be reached.

10. Dispute Resolution

For any dispute arising out of or related to this Agreement, either Party may, within the time limit prescribed by law, file an arbitration with a competent labor dispute arbitration committee at the place where the Company was established. Subject to the relevant laws and regulations, where one Party refuses to accept the arbitral award within fifteen (15) days after receiving the arbitral award, it may file a lawsuit with the competent people’s court at the place where the Company was established. To the extent permitted by law, a Party may file a lawsuit with or seek relief directly from a competent people’s court at the place where the Company was established after the dispute has occurred without a labor arbitration procedure.

11. Applicable Law

This Agreement shall be governed by the laws of the People’s Republic of China, whereas its conflict of laws principle is not applicable.

12. Entire Agreement

This Agreement sets out the full agreement and understanding of the Company and Employee regarding the subject matter of this Agreement and includes all previous discussions and agreements between the Parties regarding the subject matter. Any amendments or modifications to this Agreement and the waiver of any rights under this Agreement shall not be effective without written agreement between the Parties of this Agreement. Subsequent adjustments to the Employee’s obligations, salaries or remuneration shall not affect the validity or scope of this Agreement.

13. Severability

This Agreement, as an attachment to the Employment Agreement, shall become effective on the effective date of the Employment Agreement. Where one or more of the Articles of this Agreement are found to be invalid by law, the remaining Articles will continue to have full effect.

Party A: (Seal)	Party B (Signature):

Date:	Date: